UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 17, 2012

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2012, Leucadia National Corporation (the “Company”) received the payment of $715,000,000 as a result of the consummation of the transactions contemplated by the previously disclosed Deed of Release, Termination and Settlement dated 19 September 2012 between Fortescue Metals Group Ltd (Fortescue) and Chichester Metals Pty Ltd (Chichester), and John Andrew Henry Forrest (Forrest) and Leucadia National Corporation (Leucadia) and Baldwin Enterprises Inc. (Baldwin).  As a result, the Company expects to record a pre-tax gain of approximately $526,000,000 in the fourth quarter of 2012.

On October 17, 2012, the Company sold its oil and gas drilling subsidiary, Keen Energy Services, LLC, for cash consideration of $100,000,000, and a $40,000,000 four-year interest bearing promissory note issued by the purchaser.  The Company will also retain Keen’s net working capital, principally cash, receivables and payables.  Keen had been classified as a discontinued operation.  The Company recorded a pre-tax loss on sale of discontinued operations of approximately $19,300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2012

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer